Exhibit 10.43.1
Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.
FIRST AMENDMENT TO THE QUOTA PURCHASE AGREEMENT
This FIRST AMENDMENT TO THE QUOTA PURCHASE AGREEMENT, hereinafter referred to simply as the “Amendment”, is entered into this August 31, 2009, by and among:
On the one side:
I)	MOBITEC EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., a limited liability company duly incorporated and organized under the laws of the Federative Republic of Brazil, with registered office in the city of São Paulo, State of São Paulo, at Rua Fernando de Albuquerque, no. 31, Conjunto 71, Consolação, Zip Code 01309-030, duly enrolled in the Federal Taxpayer’s Registry (CNPJ) under no. 10.897.824/0001-60, with its corporate acts duly filed in the Board of Trade of the State of Rio Grande do Sul under NIRE 35.223.354.545, in this act duly represented by its administrator, Mr. Marcelo Duarte, Brazilian citizen, single, entrepreneur, bearer of the Identity Card RG no. Confidential material redacted and filed separately with the Commission. and enrolled in the Individual Taxpayers’ Register (CPF) under no. Confidential material redacted and filed separately with the Commission., resident and domiciled in the City and State of São Paulo, with offices at Rua Fernando de Albuquerque, no. 31 — Conj. 71 — Consolação, Zip Code 01309-030 (“Purchaser”);
And, on the other side:
II)	ROBERTO JUVENTINO DEMORE, Brazilian citizen, married, entrepreneur, resident and domiciled in the City of Caxias do Sul, State of Rio Grande do Sul, at Rua Antonio Prado, 10, apt. 701, Bairro Exposição, bearer of the Identity Card RG no Confidential material redacted and filed separately with the Commission. and enrolled in the Individual Taxpayers’ Register (CPF) under no. Confidential material redacted and filed separately with the Commission. (“Roberto” or “Seller”);
and, as intervening parties and guarantor of the obligations of the Seller:
III)	LORENA GIUSTI DEMORE, Brazilian citizen, married, entrepreneur, resident and domiciled in the City of Caxias do Sul, State of Rio Grande do Sul, at Rua Antonio Prado, 10, apt. 701, Bairro Exposição, bearer of the Identity Card RG no. Confidential material redacted and filed separately with the Commission. and enrolled in the Individual Taxpayers’ Register (CPF) under no. Confidential material redacted and filed separately with the Commission. (“Lorena”); and

IV)	JADI ITINERÁRIOS ELETRÔNICOS LTDA., a limited liability company duly incorporated and organized under the laws of the Federative Republic of Brazil, with registered office in the city of Caxias do Sul, State of Rio Grande do Sul, at Rua João da Costa, nº. 570, Bairro São Caetano, CEP 95080-140, duly enrolled in the Federal Taxpayer’s Registry (CNPJ) under no. 93.617.207/0001-90, herein represented by its quotaholders and officers, Messrs. Roberto Juventino Demore and Lorena Giusti Demore, above qualified (“JADI”);
And, as intervening parties,

Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.
V)	MOBITEC AB (publ), a company duly incorporated and organized under the laws of Sweden, with registered office at Ölltorp Industrial Area, PO Box 97, SE-524 21, Herrljunga, enrolled in the Federal Taxpayer’s Registry (CNPJ) under no. 05.709.950/0001-03, herein represented by its Managing Director, Mr. Oliver Andreas Wels, German, business administrator, bearer of the German passport no. Confidential material redacted and filed separately with the Commission., resident and domiciled at Reute 18, D-72631 Aichtal (Germany) (“Mobitec AB”); and

VI)	MOBITEC BRASIL LTDA., a limited liability company, incorporated under the laws of the Federative Republic of Brazil, with registered office at the city of Caxias do Sul, State of Rio Grande do Sul, at Rua João da Costa, nº. 570, Bairro São Caetano, CEP 95095-270, duly enrolled in the Federal Taxpayer’s Registry (CNPJ) under no. 03.393.064/0001-98, herein represented by its officer, Mr. Roberto Juventino Demore, above qualified (“Mobitec Brazil” or “Company”).
Purchaser, Roberto, Lorena, Mobitec AB, JADI and the Company hereinafter referred to individually as “Party” and jointly as “Parties”;
WHEREAS:
(a)	on July 22, 2009, the Parties entered into a Quota Purchase Agreement (the “QPA”) pursuant to which Roberto and Lorena agreed to sell, assign and transfer the totality of Quotas they held in the Company to the Purchaser and the Purchaser agreed to purchase such Quotas from the Sellers, according and subject to the terms and conditions contained therein;

(b)	due to certain legal requirements, Roberto and Lorena needed to amend the JADI Reorganization in order to exclude Lorena’s direct equity participation in the Company leaving Roberto as the lawful and sole owner of 1,944,825 quotas, representing 50% (fifty percent) of the Company’s corporate capital, total number of quotas which were assigned to the Purchaser under the terms of the QPA;

(c)	as a result of such amendment to the JADI Reorganization, the parties will need to amend (i) the terms of the QPA in order to reflect that Lorena is no longer a Seller, but an intervening party and guarantor of the obligations of the Seller; (ii) the corporate documents of JADI to reflect the changes to the JADI Reorganization; and (iii) the corporate documents of the Company to reflect the changes to the JADI Reorganization and to the terms of the QPA (4th and 5th Amendments to the Articles of Association, respectively);
NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements set forth, each of the Parties hereby covenant and agree to execute this Amendment to the Quota Purchase Agreement (“Amendment”) as follows:
1 Definitions
1.1. Capitalized terms used in this Amendment and not otherwise herein defined shall have the

Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.
meaning ascribed to such terms in the QPA.
2 Amendments to the QPA
2.1 Due to legal requirements imposed by Governmental Authorities, Roberto and Lorena needed to amend the JADI Reorganization so that only Roberto would have a direct equity stake in the Company as of the date of the JADI Reorganization, which is prior to the execution of the QPA.
2.1.1 As a result of the changes to the JADI Reorganization, (i) Lorena no longer holds a direct equity participation in the Company and therefore can no longer be considered as a Seller of the Quotas under the terms of the QPA; and (ii) Roberto will hold all the Quotas, as defined in the QPA, corresponding to 50% of corporate capital of the Company, and therefore be considered as the sole Seller of the Quotas.
2.1.2 The Parties agree and acknowledge that the effects of the changes of the JADI Reorganization retroact to the date of the JADI Reorganization and therefore all the changes being implemented under this Amendment will also retroact to the date of the QPA, unless if otherwise specified. Any references to the JADI Reorganization shall be understood as the amended JADI Reorganization.
2.2 In view of the changes mentioned above, the QPA and its schedules are hereby amended as follows:
(a) The reference to Lorena in the preamble of the QPA as “Seller” shall be deleted and “Lorena” shall be inserted in lieu thereof, and Lorena shall be considered, together with JADI, as “Intervening Party and Guarantor” of the Seller obligations, being bound by all the terms and conditions thereof applicable to such condition;
(b) All instances in the QPA of “Sellers” or “each of the Sellers” or “each Seller” shall be deleted and “Seller” shall be inserted in lieu thereof, with the necessary grammatical adjustments, such that only Roberto will be considered as Seller;
(c) All instances in the QPA of Lorena, in her capacity of a Seller shall be deleted and “Roberto” shall be inserted in lieu thereof, such that only Roberto will be considered as Seller;
(d) All instances in the QPA of Seller shall mean Roberto;
(e) All the remaining instances in the QPA that refers to “Lorena”, other than those referred in item “c” above, shall be understood such a manner that Lorena is considered as an Intervening Party and Guarantor of the Seller’s obligations, jointly and severally with JADI;
(f) The chart contained in Section 2.1 of the QPA shall be deleted in its entirety and the following chart is inserted in lieu thereof:

Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

Quotaholder	Number of Quotas to be sold	Percentage of total
Roberto Demore	1,944,825	100
Total	1,944,825	100
(g) The chart contained in Section 2.3 (a) of the QPA shall be deleted in its entirety and the following chart is inserted in lieu thereof:

Seller	Account Details
Roberto Demore	Banco do Brasil S.A. Agency 5671.5 Account Number nº Confidential material redacted and filed separately with the Commission.
(h) The Parties hereby agree to replace the first and second promissory notes as provided in Sections 2.5 and 2.6 of the QPA, respectively, in order to exclude Lorena as beneficiary of the notes. The remaining terms and conditions shall not change. In this respect, upon delivery of the original notes by Roberto and Lorena, concurrently with the execution of this Amendment, the Purchaser shall deliver new promissory notes to substitute such notes;
(i) The Parties undertake to sign concurrent with this Amendment new versions of the following closing deliveries provided for in Section 2.7 of the QPA in order to reflect that Roberto is the sole holder of the Quotas: (i) Statement of Absence of Debt (Section 2.7 (a)); (ii) Power of attorney to be granted by the Seller to the Purchaser (Section 2.7 (b)); (iii) 5th Amendment to the Articles of Association of the Company to consummate the transfer of the Quotas (Section 2.7 (c)); (iv) Power of Attorney to be granted by the Purchaser to the Seller as per Section 2.10 (Section 2.7 (l);
(j) Section 12.15 shall be amended to include Lorena as an intervening party and guarantor of the obligations of the Seller. Therefore, Section 12.15 shall read as follows:
“12.15 Intervening Parties. JADI and Lorena sign this Agreement in the capacity of guarantors of the Seller being jointly and severally responsible for any and all obligations assumed by the Seller under this Agreement and any other agreement mentioned herein, including, without, limitation, the obligation of the transfer of the Quotas and the fulfillment of any and all of the acts necessary to be done or executed by the Seller in order to complete the transfer of the Quotas, renouncing any and all benefits that JADI may have specially the benefits of order, division and enforceability established under Brazilian Law.”
2.3 The Parties further undertake to sign a new 4th Amendment to the Articles of Association of the Company to reflect the changes to the JADI Reorganization.

Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.
2.4 Notwithstanding the changes to the JADI Reorganization, Roberto, Lorena and JADI hereby ratify and confirm the terms of Section 4.25 of the QPA regarding their liability towards the JADI Reorganization.
3 General Provisions
3.1 The terms and conditions set forth in this Amendment shall retroact as of the date of execution of the QPA.
3.2 This Amendment, together with the QPA, shall constitute the entire agreement between the Parties hereto and shall supersede and replace all other agreements and understandings, verbal or written, among the Parties with respect to the subject matter of this Amendment.
3.3 The Parties hereby ratify all other provisions of the QPA that have not been expressly amended pursuant to this Amendment.
3.4 This Amendment shall be construed and governed by the laws of the Federative Republic of Brazil.
3.5 Any dispute, controversy or claim arising out of, relating to, or in connection with, this Amendment, or the breach, termination or validity thereof, shall be finally settled by arbitration pursuant to the provisions set forth in Article 13 of the QPA. For this purpose, all references to “QPA” contained therein shall read as references to “Amendment”.
3.6 This Amendment is executed on this date in both the English and Portuguese languages. In case of conflict between both versions, the Portuguese version shall prevail.
IN WITNESS THEREOF, the Parties execute this Amendment in 2 (two) counterparts of equal form and value, for one purpose and in the presence of the 2 (two) witnesses signed below.
São Paulo, August 31, 2009.
Parties:
Comprador / Purchaser

/s/ Marcelo Duarte
MOBITEC EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.
Por/By: Marcelo Duarte Cargo/Office: Administrador/ Administrator

Vendedor / Seller

Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

/s/ Roberto Juventino Demore
ROBERTO JUVENTINO DEMORE

Partes Intervenientes / Intervening Parties:

/s/ Lorena Giusti Demore
LORENA GIUSTI DEMORE

/s/ Roberto Juventino Demore /s/ Lorena Giusti Demore
JADI ITINERÁRIOS ELETRÔNICOS LTDA.
Por/By: Roberto Juventino Demore Lorena Giusti Demore Cargo/Office: Sócios Administradores / Partners and officers

/s/ Roberto Juventino Demore
MOBITEC BRASIL LTDA.
Por/By: Roberto Juventino Demore Cargo/Office: Administrador / Administrator

/s/ Oliver Andreas Wels
MOBITEC AB (publ)
Por/By: Oliver Andreas Wels Cargo/Office: Managing Director / Diretor Administrativo

Testemunhas/Witnesses:

Nome:	Nome:
RG:	RG:
CPF	CPF